As filed with the Securities and Exchange Commission on June 5, 2003

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RURAL CELLULAR CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Minnesota	41-1693295
(State or Other Jurisdiction	(IRS Employer
of Incorporation or Organization)	Identification No.)

3905 Dakota Street
P. O. Box 2000
Alexandria, Minnesota 56308-2000
(Address of Principal Executive Offices) (Zip Code)

RURAL CELLULAR CORPORATION EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Richard P. Ekstrand, President
3905 Dakota Street
P. O. Box 2000
Alexandria, Minnesota 56308-2000
(Name and address of agent for service)

(320) 762-2000
(Telephone number, including area code, of agent for service)

Copies to:
Deanne M. Greco, Esq.
Moss & Barnett
A Professional Association
4800 Wells Fargo Center
90 South 7th Street
Minneapolis, MN 55402
Telephone: (612) 347-0287

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered	Share(1)	Price(1)	Registration Fee

Class A Common Stock, $.01 par value	500,000 shares	$1.425	$712,500	$57.64

(1)	Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Class A Common Stock as reported by OTC Bulletin Board on May 29, 2003.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

EXPLANATORY NOTE

     This registration statement on Form S-8 is being filed for the purpose of registering an additional 500,000 shares of Class A Common Stock, par value $.01 per share, of Rural Cellular Corporation, to be issued pursuant to the Rural Cellular Corporation Employee Stock Purchase Plan. The contents of Registration Statement on Form S-8 (SEC No. 333-28267), filed June 2, 1997, relating to the Rural Cellular Corporation Employee Stock Purchase Plan, as restated February 20, 2003, are incorporated herein by reference in accordance with General Instruction E to Form S-8.

     The consolidated financial statements for the fiscal year ended December 31, 2000, included in the Annual Report on Form 10-K for the year ended December 31, 2002 are incorporated herein by reference, and were audited by Arthur Andersen LLP. After reasonable efforts, we have not been able to obtain the written consent of Arthur Andersen LLP for this registration statement as required by Section 7 of the Securities Act because Arthur Andersen LLP is no longer in the practice of public accountancy. Under these circumstances, Rule 437a under the Securities Act permits us to dispense with the requirement under Section 7 of the Securities Act to file such consent with this registration statement. The absence of such consent may limit recovery by investors on certain claims. In particular, and without limitation, investors will not be able to recover against Arthur Andersen LLP under Section 11(a)(4) of the Securities Act for any untrue statement of material fact contained in our consolidated financial statements for the year ended December 31, 2000 or any omissions to state a material fact required to be stated therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Description

4.1(a)	Articles of Incorporation	[1]

4.1(b)	Amendment to Articles of Incorporation, effective March 24, 2000	[1]

4.2(a)	Amended and Restated Bylaws	[1]

4.2(b)	Amendment to Amended and Restated Bylaws, effective March 22, 2000	[1]

4.3(a)	Class A Share Rights Agreement dated April 30, 1999	[2]

4.3(b)	Amendment to the Class A Rights Agreement dated March 31, 2000	[3]

4.4	Rural Cellular Corporation Employee Stock Purchase Plan	[4]

5	Opinion of Moss & Barnett, A Professional Association, Counsel to the Registrant

23.1	Consent of Moss & Barnett, A Professional Association, Counsel to the Registrant (included in Exhibit 5)

23.2	Consent of Deloitte & Touche LLP, Independent Auditors

24	Powers of attorney from Messrs. Ekstrand, Schultz, Del Zoppo, Finnegan, Hunt, Nicolai, Revering, and Swenson and Ms. Newhall (included on signature page)

[1]	Filed as an exhibit to Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

[2]	Filed as an exhibit to Registration Statement on Form 8-A filed May 19, 1999, and incorporated herein by reference.

[3]	Filed as an exhibit to Registration Statement on Form 8-A/A-1 filed April 18, 2000, and incorporated herein by reference.

[4]	Filed with definitive proxy materials for 2003 Annual Meeting on April 7, 2003, and incorporated herein by reference.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Minnesota, on June 5, 2003.

RURAL CELLULAR CORPORATION

By /s/ Richard P. Ekstrand

Richard P. Ekstrand, President and CEO

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard P. Ekstrand, Wesley E. Schultz, Ann K. Newhall, and Deanne M. Greco, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Richard P. Ekstrand Richard P. Ekstrand	Chief executive officer (principal executive officer) and director	June 5, 2003

/s/ Wesley E. Schultz Wesley E. Schultz	Chief financial officer (principal financial officer) and director	June 5, 2003

/s/ David Del Zoppo David Del Zoppo	Vice President, Finance and Accounting (principal accounting officer)	June 5, 2003

/s/ Paul Finnegan Paul Finnegan	Director	June 5, 2003

/s/ John Hunt John Hunt	Director	June 5, 2003

/s/ Ann K. Newhall Ann K. Newhall	Director	June 5, 2003

/s/ Marvin C. Nicolai Marvin C. Nicolai	Director	June 5, 2003

/s/ George M. Revering George M. Revering	Director	June 5, 2003

/s/ Don Swenson Don Swenson	Director	June 5, 2003

George Wikstrom	Director	June , 2003

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Page No.

4.1(a)	Articles of Incorporation	[1]
4.1(b)	Amendment to Articles of Incorporation, effective March 24, 2000	[1]
4.2(a)	Amended and Restated Bylaws	[1]
4.2(b)	Amendment to Amended and Restated Bylaws effective March 22, 2000	[1]
4.3(a)	Class A Share Rights Agreement dated April 30, 1999	[2]
4.3(b)	Amendment to the Class A Rights Agreement dated March 31, 2000	[3]
4.4	Rural Cellular Corporation Employee Stock Purchase Plan	[4]
5	Opinion of Moss & Barnett, A Professional Association, Counsel to the Registrant
23.1	Consent of Moss & Barnett, A Professional Association, Counsel to the Registrant (included in Exhibit 5)
23.2	Consent of Deloitte & Touche LLP, Independent Auditors
24	Powers of Attorney from Messrs. Ekstrand, Schultz, Del Zoppo, Finnegan, Hunt, Nicolai, Revering, and Swenson and Ms. Newhall (included on signature page)

[1]	Filed as an exhibit to Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

[2]	Filed as an exhibit to Registration Statement on Form 8-A filed May 19, 1999, and incorporated herein by reference.

[3]	Filed as an exhibit to Registration Statement on Form 8-A/A-1 filed April 18, 2000, and incorporated herein by reference.

[4]	Filed with definitive proxy materials for 2003 Annual Meeting on April 7, 2003, and incorporated herein by reference.

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